UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

NIC Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300

Olathe, Kansas 66061

(Address of principal executive office)(Zip Code)

(877) 234-3468

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

On February 4, 2009, NIC Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year 2008, its financial outlook for fiscal 2009 and the declaration of a special cash dividend. A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.1.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On February 3, 2009, the Board of Directors of the Company appointed Robert Knapp to the position of Executive Vice President, effective immediately.

Mr. Knapp, age 40, has served as the Company’s Vice President of Portal Operations since October 2006. Mr. Knapp served as a regional manager for the Company from September 2004 until October 2006, and as President of the Company's Kansas portal subsidiary, Kansas Information Consortium, Inc., from December 2000 to September 2004.

Mr. Knapp’s annual base salary in his new position is $260,000. As Executive Vice President, Mr. Knapp will participate in the Company’s 2009 annual cash incentive plan, which has the same terms as the 2008 annual cash incentive plan, which is described in the Company’s Current Report on Form 8-K filed on March 6, 2008 (the “Prior Form 8-K”) and incorporated herein by reference. Mr. Knapp will also participate in the Company’s long-term, equity-based incentive plan for executive officers included in the Company’s executive compensation program described in the Prior Form 8-K and incorporated herein by reference. Under that plan, on February 3, 2009 Mr. Knapp was granted 23,551 shares of service-based restricted stock, which vest ratably over a four-year service period following the date of grant, and 35,326 shares of performance-based restricted stock, which may be earned at the end of the three-year performance period ending December 31, 2011 pursuant to the terms of the long-term incentive plan described in the Prior Form 8-K.

Other than his employment arrangement with the Company, there is no arrangement or understanding between Mr. Knapp and any other person pursuant to which Mr. Knapp was appointed as Executive Vice President. Other than his employment arrangement, the Company is not aware of any transactions since January 1, 2008 or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which Mr. Knapp or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Knapp has no family relationships with any director or executive officer of the Company.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2009, the Board approved the following amendments to the Company’s Bylaws: (1) Section 2.4 was amended to clarify that the election of directors was not among the matters determined by majority vote of the shareholders and (2) Section 6.1 was amended to provide that certificates representing the Company’s capital stock, if any, would be in the form approved by the principal executive officer of the Company, who would thereafter promptly communicate notice of any change to the Board. A copy of the amendments is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

The Company will host a conference call, which will also be available by webcast, to discuss its financial results for the fourth quarter and fiscal year 2008 and its financial outlook for fiscal 2009 at 4:30 p.m. EST on February 4, 2009.

On February 3, 2009, the Board of Directors of the Company approved amendments to the Company’s Audit Committee Charter. The Audit Committee Charter, as amended by the Board of Directors, is available on the Company’s website at http://www.nicusa.com under the Corporate Governance tab on the Investor Relations page.

The information in Items 2.02 and 7.01 of this Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendments to Bylaws of NIC Inc.

99.1	Press Release of NIC Inc. dated February 4, 2009 (furnished solely for purposes of incorporation by reference to Item 2.02 herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/William F. Bradley, Jr.
William F. Bradley, Jr. Chief Operating Officer and General Counsel

Date: February 4, 2009

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